UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2024

IO Biotech, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41008	87-0909276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ole Maaløes Vej 3

DK-2200 Copenhagen N

Denmark

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: +45 7070 2980

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IOBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Finance Contract and Guarantee Agreement

On December 19, 2024, IO Biotech ApS, a private limited liability company incorporated in Denmark and wholly-owned subsidiary (the “Borrower”) of IO Biotech, Inc., a Delaware corporation (the “Company”) entered into a Finance Contract (the “Finance Contract”) with the European Investment Bank (“EIB”), establishing three tranches of potential financing in an aggregate principal amount of up to €37.5 million, subject to certain conditions precedent (the “EIB Loan Facility”).

Pursuant to the Finance Contract, the Company (through the Borrower) will have €10.0 million available to draw in an initial tranche of the term loan facility (“Tranche A”), subject to satisfaction of certain customary conditions and the issuance of warrants pursuant to a Warrant Issuance Agreement (described below). The Tranche A loan is expected to be available in January 2025.

The Finance Contract provides for two potential additional term loan tranches in principal amounts of €12.5 million (“Tranche B”) and €15.0 million (“Tranche C” and, together with Tranche A and Tranche B, each a “Tranche”), respectively, each of which is subject to specified conditions, including, but not limited, the issuance of warrants and achievement of certain clinical trial and other milestones. The milestone for the Tranche B loan has already been achieved, and accordingly the Tranche B loan is expected to be available in January 2025. The Borrower has 36 months to satisfy the conditions for Tranche C, which include raising an additional $50 million in cash and submission of an application for marketing authorization for IO102-IO103 in the U.S. or the EU.

Each of the Tranche A, Tranche B, and Tranche C loans will bear interest at a fixed rate of 8% that accrues annually and will become payable at their respective maturity dates, which will be six years after disbursement of such loan. The proceeds of each loan are expected to be used to continue to fund the Company’s ongoing clinical trials.

Any unpaid balance owed under the Finance Contract may be accelerated upon an Investment Cost Reduction Event, a Change-of-Control Event, a Change-of-Law Event, an Illegality Event or a Voluntary Non-EIB Prepayment Event (each as defined in the Finance Contract).

If the Borrower elects to voluntarily prepay any Tranche, the Borrower will be required to additionally pay to EIB a prepayment fee ranging from 5% of the Tranche, if repaid within twelve months of disbursement of such Tranche, to 1% of the Tranche, if repaid after the third anniversary of disbursement of such Tranche. No such prepayment fee is payable after the fourth anniversary of disbursement of the applicable Tranche.

Also on December 19, 2024, the Company entered into a guarantee agreement (the “Guarantee Agreement”) with EIB, pursuant to which it granted a first-demand payment guarantee in favor of EIB regarding the obligations of the Borrower under the Finance Contract.

The Finance Contract and the Guarantee Agreement contain customary representations, warranties and covenants that were made solely for the benefit of the parties to the Finance Contract and the Guarantee Agreement. Such representations, warranties and covenants (i) are intended as a way of allocating risk between the parties to the Finance Contract and Guarantee Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Finance Contract and Guarantee Agreement are included with this filing only to provide investors with information regarding the terms of the transaction and not to provide investors with any other factual information regarding the Company. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Finance Contract and Guarantee Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Side Letter

Concurrently with the execution of the Finance Contract, the Borrower entered into a non-binding side letter, pursuant to which EIB may, in its discretion and subject to approvals by its investment committee, make available to the Borrower an additional €20.0 million in funding related to the Company’s ongoing clinical trials.

Warrants

In connection with the Finance Contract, the Company also entered into a warrant issuance agreement (the “Warrant Issuance Agreement”) on December 19, 2024, pursuant to which the Company agreed to sell and issue to EIB certain warrants to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) in connection with the disbursement of each of the Tranche A loan (such warrants, the “Tranche A Warrants”), Tranche B loan (such warrants, the “Tranche B Warrants”) and Tranche C loan (such warrants, the “Tranche C Warrants” and, together with the Tranche A Warrants and the Tranche B Warrants, the “Warrants”). The number of shares for which the Warrants will be exercisable will be determined at the time of issuance of each Warrant in accordance with the formulas set forth in the Warrant Issuance Agreement, which formulas generally provide that the number of shares will decrease as the price of the Common Stock increases.

Under the terms of each Warrant, each share of Common Stock issuable upon exercise thereof shall have an exercise price equal to the greater of (x) the Company’s 5-Day VWAP on the date of execution of the applicable Warrant and (y) the applicable “Minimum Price” as defined in Nasdaq Rule 5635(d), in each case subject to adjustment. The Tranche A Warrant shall become initially exercisable on the date of disbursement of the Tranche A loan; the Tranche B Warrant shall become initially exercisable on the date of disbursement of the Tranche B loan; and the Tranche C Warrant shall become initially exercisable on the date of disbursement of the Tranche C loan. Each Warrant shall be exercisable until the earlier of one day prior to the closing of an Acquisition (as such term is defined in the applicable Warrant) and twenty years following the date of issuance.

Under the terms of each Warrant, the Company has a call option to repurchase the Warrants upon a Change of Control Event, a Qualifying Tender Offer, or a Transformational Transaction (each, as defined in the Warrant).

In connection with an exercise of the Company’s call option, the purchase price for the shares issuable upon exercise of the portion of the Warrant subject to the call option would be equal to the greater of (x) 30% of the amount disbursed under the Finance Contract as of the date of the call option multiplied by a fraction, the numerator of which is (i) the number of Warrant Shares (as defined in the Warrant Agreement) purchasable under the Warrant Agreement and (ii) the denominator which is the number of shares of Common Stock purchasable with respect to all Warrants under the Warrant Issuance Agreement, whether or not remaining outstanding, and (y) the aggregate value of the Warrant Shares purchasable upon exercise of the call option in the event of any of a Qualifying Tender Offer, Transformational Transaction or other transaction, in each case as calculated in accordance with the terms of the Warrant Agreement.

Under the terms of the Warrant Issuance Agreement, EIB has a put option to sell the Warrants to the Company on or following the maturity date of the applicable Tranche or upon the occurrence of an Event Date (as defined in the Warrant Issuance Agreement), subject to certain limitations in the event that the Company publishes a Material Press Release (as defined in the Warrant Issuance Agreement).

In connection with an exercise of EIB’s put option, the purchase price for the shares purchasable in connection with the put option would be equal to (x) in the case of a Qualifying Tender Offer (as defined in the Warrant Issuance Agreement), the aggregate price per share of Common Stock being offered minus the aggregate Strike Price (as defined in the Warrant Issuance Agreement) payable to the Company with respect to the Warrants for which the put option is being exercised and (y) in all other cases, an amount equal to the aggregate Fair Market Value (as defined in the Warrant Issuance Agreement) of the Warrant Shares purchasable upon exercise of the put option minus the aggregate Strike Price payable to the Company with respect to the Warrants for which the put option is being exercised.

Registration Rights Agreement

The Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with EIB related to the issuance of the Warrants. Under the terms of the Registration Rights Agreement, the Company has agreed to prepare and file, by the later of (i) 30 days after the date of issuance of any of the Warrants and (ii) May 15, 2025 (the “Filing Deadline”), one or more registration statements with the Securities and Exchange Commission (the “SEC”) to register for resale the Common Stock issued under the Warrant Issuance Agreement and the shares of Common Stock issuable upon conversion of the Warrants issued pursuant to the Warrant Issuance Agreement, and to cause the applicable registration statements to become effective within a specified period after the Filing Deadline.

The foregoing is only a summary of the terms of the Finance Contract, the Guarantee Agreement, the Side Letter, the Warrant Issuance Agreement, the Warrants issued thereunder, and the Registration Rights Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Finance Contract, a copy of which is attached to this report as Exhibit 10.1, (ii) the Guarantee Agreement, a copy of which is attached to this report as Exhibit 10.2, (iii) the Side Letter, a copy of which is attached hereto as Exhibit 10.3, (iv) the Warrant Issuance Agreement, a copy of which is attached to this report as Exhibit 10.4, (v) the Registration Rights Agreement, a copy of which is attached to this report as Exhibit 10.5 and (v) the form of Warrant, a copy of which is attached to this report as Exhibit 4.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure regarding the terms of the Finance Contract as set forth in Item 1.01 of this report is incorporated by reference under this Item 2.03

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure regarding the securities to be sold and issued under the Warrant Issuance Agreement as set forth under Item 1.01 of this report is incorporated by reference under this Item 3.02.

The securities described above under Item 1.01 have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof on the basis that the transaction did not involve a public offering.

Item 7.01.	Regulation FD Disclosure.

On December 19, 2024, the Company issued a press release announcing the EIB Loan Facility and expectations regarding extension of its cash runway into the second quarter of 2026. A copy of this press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Warrant.

10.1	Finance Contract, dated December 19, 2024, by and between the Borrower and EIB.

10.2	Guarantee Agreement, dated December 19, 2024, by and between the Company and EIB.

10.3	Side Letter, dated December 19, 2024, by and between the Borrower and EIB.

10.4	Warrant Issuance Agreement, dated December 19, 2024, by and between the Company and EIB.

10.5	Registration Rights Agreement, dated December 19, 2024, by and between the Company and EIB.

99.1	Press Release dated December 20, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IO Biotech, Inc.

Date: December 20, 2024	By:	/s/ Mai-Britt Zocca, Ph.D.
Mai-Britt Zocca, Ph.D.
Chief Executive Officer